UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2007

THERETIREMENTSOLUTION.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

337 N. Marwood Avenue, Fullerton CA 92832
(Address of principal executive offices) (zip code)

714-322-2263
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9724

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2007, we completed a private placement offering of 26 units to accredited investors, with the assistance of American Capital Partners, LLC as placement agent, for an aggregate purchase price of $1,300,000 in cash. Each “unit” consisted of (i) $50,000 in 12% senior convertible notes (the “Notes”) and (ii) 75,000 shares of our common stock. Accordingly, we issued an aggregate of $1,300,000 in Notes and 1,950,000 shares of our common stock.

The Notes bear interest at 12%, mature on the earlier of (i) August 31, 2007, (ii) a Change of Control or (iii) when we close on a subsequent financing with aggregate proceeds of $5,000,000 or more. The Notes are convertible into our common stock, at the Investors' option, at a conversion price equal to the greater of (i) $0.25 or (ii) 67.5% of the average closing price for our common stock during the 10 trading days before, but not including, the conversion date. As of May 9, 2007, the average closing price for our common stock during the preceding 10 trading days as reported on the Over-The-Counter Bulletin Board was $0.396 and, therefore, the conversion price for the secured convertible notes was $0.2673. Based on this conversion price, the $1,300,000 Notes, excluding interest, were convertible into 4,863,449 shares of our common stock.

We may prepay the Notes at any time and the full principal amount of the Notes is due upon default under the terms of Notes.

In March 2007 we engaged American Capital Partners, LLC to act as placement agent and assist us in locating investors for this private offering.  In connection with the offering, we paid a placement fee of 10% of the proceeds in cash, together with non-accountable expenses in the amount of 3% of the proceeds, in cash to American Capital Partners, LLC. In addition, American Capital Partners, LLC was issued warrants to purchases 195,000 shares of common stock.

Pursuant to the terms of the Subscription Agreement in connection with the foregoing sale of units, we have granted the investors registration rights with respect to the shares of common stock and shares of common stock underlying the Notes purchased. Pursuant to the Subscription Agreement, we will file a registration statement with the Securities and Exchange Commission within 180 days of the closing of the sale of units.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The sale of the Notes described in Item 1.01 was completed on May 8, 2006 with respect to $1,300,000 of the Notes.  As of the date hereof, the Company is obligated on $1,300,000 in face amount of Notes issued to the investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02  Unregistered Sales of Equity Securities

The Notes and common stock described in Item 1.01 were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of 12% Senior Convertible Notes

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERETIREMENTSOLUTION.COM, INC.

Dated: May 10, 2007	By:	/s/ William Kosoff
William Kosoff
Chief Financial Officer